As filed with the Securities and Exchange Commission on June 28, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Clean Diesel Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2810 (Primary Standard Industrial Classification Code Number)	06-1393453 (I.R.S. Employer Identification No.)

4567 Telephone Road, Suite 206
Ventura, California 93003
(805) 639-9458
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nikhil A. Mehta
Chief Financial Officer and Treasurer
4567 Telephone Road, Suite 206
Ventura, California 93003
(805) 639-9458
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Smith Marianne C. Sarrazin Reed Smith LLP 101 Second Street, Suite 1800 San Francisco, California 94105 (415) 659-5955	R. Scott Shean B. Shayne Kennedy Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-174680

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Share(2)	Offering Price(3)	Fee
Common stock, par value $0.01 per share	718,750	$3.75	$2,695,312	$312.92

(1)	The shares being registered under this Registration Statement are in addition to the 2,415,000 shares registered pursuant to the Registration Statement on Form S-1 (333-174680).
(2)	Based on the public offering price of $3.75 per share.
(3)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Clean Diesel Technologies, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-174680), which was declared effective by the Securities and Exchange Commission on June 28, 2011, and all exhibits thereto are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies that it (i) has initiated and released a wire transfer to transmit the filing fee set forth on the cover page of this Registration Statement to the Securities and Exchange Commission’s account as soon as practicable (but no later than the close of business on June 29, 2011), (ii) will not revoke such wire transfer, and (iii) has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-174680 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.		Description of Exhibit

5	.1*	Opinion of Reed Smith LLP as to validity of the securities issued.
23	.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Reed Smith LLP (included in Exhibit 5.1).
24	.1†	Powers of Attorney

*	Filed or furnished herewith

†	Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-174680) filed with the Commission on June 2, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on the 28th day of June, 2011.

CLEAN DIESEL TECHNOLOGIES, INC.

By:	/s/ Charles F. Call
Charles F. Call
Chief Executive Officer
(Principal Executive Officer)

Signature		Title	Date

/s/ Charles F. Call Charles F. Call		Director, Chief Executive Officer (Principal Executive Officer)	June 28, 2011

/s/ Nikhil A. Mehta Nikhil A. Mehta		Chief Financial Officer (Principal Financial Officer)	June 28, 2011

/s/ * David E. Shea		Controller (Principal Accounting Officer)	June 28, 2011

/s/ * Alexander “Hap” Ellis III		Chairman of the Board	June 28, 2011

/s/ * Bernard (“Bud”) H. Cherry		Director	June 28, 2011

/s/ * Charles R. Engles, Ph.D.		Director	June 28, 2011

/s/ * Mungo Park		Director	June 28, 2011

By:	/s/ Nikhil A. Mehta Nikhil A. Mehta, Attorney-in-Fact

*	The undersigned does hereby sign this registration statement on behalf of the above indicated director and executive officer of Clean Diesel Technologies, Inc. pursuant to a power of attorney executed by such director and such executive officer.

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